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                                                                     EXHIBIT 1-B


                                PRICING AGREEMENT

Goldman, Sachs & Co.,
Dain Rauscher Incorporated
Simmons & Company International,
    As Representatives of the several
      Underwriters named in Schedule I hereto, c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

                                                                 October 5, 2000

Ladies and Gentlemen:

         Veritas DGC, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated October 5, 2000 (the "Underwriting Agreement"), between the Company on the one hand and Goldman, Sachs & Co. and Dain Rauscher Incorporated and Simmons & Company International on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Shares specified in Schedule II hereto (the "Designated Shares" consisting of Firm Shares and any Optional Shares the Underwriters may elect to purchase). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Shares which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Shares pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth in Schedule II hereto.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Shares, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and, (b) in the event and to the extent that the Underwriters shall exercise the election to


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purchase Optional Shares, as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the purchase price to the Underwriters set forth in Schedule II hereto that portion of the number of Optional Shares as to which such election shall have been exercised.

         The Company hereby grants to each of the Underwriters the right to purchase at their election up to the number of Optional Shares set forth opposite the name of such Underwriter in Schedule I hereto on the terms referred to in the paragraph above for the sole purpose of covering over-allotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised by written notice from the Representatives to the Company given within a period of 30 calendar days after the date of this Pricing Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery or, unless the Representatives and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.



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         If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and one for each of the Representatives plus one for each counsel counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.


                                        Very truly yours,



                                        Veritas DGC, Inc.

                                        By:  /s/    ANTHONY TRIPODO
                                             ---------------------------------
                                            Name:   Anthony Tripodo
                                            Title:  Executive Vice President,
                                                    Chief Financial Officer and
                                                    Treasurer

Accepted as of the date hereof:

Goldman, Sachs & Co.
Dain Rauscher Incorporated
Simmons & Company International

By:  /s/ GOLDMAN, SACHS & CO.
     -------------------------
        (Goldman, Sachs & Co.)


On behalf of the Underwriters


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
                                                         SCHEDULE I
                                                                                                      MAXIMUM NUMBER
                                                                                                        OF OPTIONAL
                                                                                  NUMBER OF            SHARES WHICH
                                                                                 FIRM SHARES              MAY BE
                                UNDERWRITER                                    TO BE PURCHASED           PURCHASED
                                -----------                                    ---------------           ---------
Goldman, Sachs & Co.....................................................           1,500,000             225,000
Dain Rauscher Incorporated..............................................             750,000             112,500
Simmons & Company International.........................................             750,000             112,500










                                                                                   ---------             -------
                  Total.................................................           3,000,000             450,000
                                                                                   =========             =======


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                                   SCHEDULE II


TITLE OF DESIGNATED SHARES:

NUMBER OF DESIGNATED SHARES:

     Number of Firm Shares: 3,000,000

     Maximum Number of Optional Shares: 450,000

INITIAL OFFERING PRICE TO PUBLIC:

     $ 27.75 per Share

PURCHASE PRICE BY UNDERWRITERS:

     $ 26.36 per Share

FORM OF DESIGNATED SHARES:

Definitive form, to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery at the office of The Depository Trust Company or its designated custodian

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

Federal (same-day) funds

BLACKOUT PROVISIONS WITH RESPECT TO THE DESIGNATED SHARES

90 days

TIME OF DELIVERY:

9:00. a.m. (New York City time), October 12, 2000

CLOSING LOCATION:

Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas

NAMES AND ADDRESSES OF REPRESENTATIVES:

     Designated Representatives: Goldman, Sachs & Co., Dain Rauscher Incorporated and Simmons & Company International

     Address for Notices, etc.: 85 Broad Street, New York, New York 10004


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